CONSENT OF
                                ROGER G. CASTRO,
                           CERTIFIED PUBLIC ACCOUNTANT

     I hereby consent to the inclusion in this Registration Statement on Form SB-2 (Registration No. 333-44982) and in the related Prospectus, relating to the financial statements of thehealthchannel.com, Inc. the year ended December 31, 1998. I also consent to the reference to myself under the caption "Experts" in such Prospectus.

/s/ Roger G. Castro
-----------------------------
Roger G. Castro
Oxnard, California
April 24, 2001